Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-131859, 333-128184, 333-121955, 333-114315, 333-111595, 333-105127, 333-102829, 333-64176, 333-67213, 333-25987 and 333-131859) and Form S-8 (Nos. 333-97719, 333-86817, 333-67223, 333-28403, 333-26557, 333-20939, 333-17209 and 333-136271) of Viewpoint Corporation of our report dated March 16, 2007 relating to the consolidated financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
New York, New York
March 16, 2007